Exhibit 99.1

Starz Entertainment Corp. Reports Results for the Fourth Quarter Ended December 31, 2025

Grew Fourth Quarter Revenue Sequentially to $322.8 Million
Fourth Quarter Operating Loss Improved to $(4.7) Million
Grew Fourth Quarter Adjusted OIBDA to $55.5 Million
Operating Loss on a Trailing-Twelve Month Basis was $(208.7) Million
Achieved $204.0 Million in Annual Trailing-Twelve Month Adjusted OIBDA

Management Achieved or Exceeded All Previously Provided 2025 Outlook
Grew OTT and Total Subscribers Sequentially by 370,000 and 170,000, Respectively
Domestic OTT Subscribers Reached All-Time High of 12.7 Million, Up 890,000 or 7.6% Year-over-Year

Management Provides 2026 Outlook: Expects to Grow Adjusted OIBDA and OTT Revenue, Delever to ~2.7x, and Significantly Improve Free Cash Flow1

SANTA MONICA, CA, and VANCOUVER, B.C., February 26, 2026 – STARZ (NASDAQ: STRZ) today reported results for the quarter ended December 31, 2025. This press release includes consolidated financial results for STARZ Entertainment Corp.

“Just nine months after our separation, we are beginning to see the full impact of operating as a standalone company. We exceeded all our financial guidance in 2025 and expect 2026 to be a positive financial inflection point for the company as we enter the year with record-high OTT subscribers and a balance sheet that outperformed our deleveraging expectations,” said STARZ President and CEO Jeffrey Hirsch. “With a disciplined investment strategy, a more efficient operating model, and one of our strongest programming slates to date, we are poised to drive sustainable OTT revenue growth, expand profitability, and improve free cash flow as we execute against our long-term targets.”

Quarter Ended December 31, 2025 Results
For the quarter ended December 31, 2025, STARZ reported consolidated revenue of $322.8 million and net loss of $(20.7) million or a net loss per share of $(1.24). Operating loss was $(4.7) million and Adjusted OIBDA2 was $55.5 million.

STARZ ended the quarter with $300 million outstanding on its Term Loan A credit facility, $325.1 million in senior unsecured notes and $35.7 million in cash. This resulted in total net debt of $589.4 million. On a trailing twelve-month basis, the company’s total Adjusted OIBDA Leverage Ratio was 2.9x3. STARZ’s $150 million revolving credit facility was undrawn at December 31, 2025.

STARZ ended the quarter with 12.7 million U.S. Over-The-Top (OTT) subscribers, representing a sequential increase of 370,000. Total U.S. subscribers were 17.6 million, an increase of 170,000 from the prior quarter. This increase was driven by interest in our scripted originals in the quarter, including Season 3 of Power Book IV: Force and Season 1 of Spartacus: House of Ashur.

STARZ senior management will hold its analyst and investor conference call to discuss results for the quarter ended December 31, 2025, today, Thursday, February 26, 2026, at 5:00 p.m. ET / 2:00 p.m. PT. Interested parties may listen to the live webcast by visiting the events page on the STARZ Investor Relations website. A full replay will become available this evening at the same link.

1    See “Use of Non-GAAP Financial Measures” for a definition of Free Cash Flow.
2    See “Use of Non-GAAP Financial Measures” for a definition of Adjusted OIBDA.
3    Total Adjusted OIBDA Leverage Ratio of 2.9x is calculated based on total Adjusted OIBDA of $204.0 million for the trailing twelve-month period ended December 31, 2025. Refer to “Reconciliation of Operating Loss to Adjusted OIBDA” section for further detail.

About STARZ
STARZ is the leading premium entertainment destination for women and underrepresented audiences, and home to some of the most popular franchises and series on television. STARZ offers a robust programming mix for discerning adult audiences, including boundary-breaking originals and an expansive lineup of blockbuster movies, and is embodied by its brand positioning “We’re All Adults Here.” Complementary to any platform or service, STARZ is available across a wide range of digital OTT platforms and multichannel video distributors and is a bundling partner of choice. STARZ is powered by an industry-leading advanced technology, data analytics and digital infrastructure and the highly rated and first-of-its-kind STARZ app.

Investor Inquiries - Contact:
Nilay Shah
nilay.shah@starz.com

Press Inquiries - Contact:
Jennifer Minezaki
jennifer.minezaki@starz.com

The matters discussed in this press release include forward-looking statements, including those regarding expected future performance. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the benefits of the separation of the Lionsgate's Studios Business and Lionsgate's STARZ Business (the “Separation”); unexpected costs related to the Separation; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; and the other risk factors set forth in STARZ’s Annual Report on Form 10-KT filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

STARZ ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2025	March 31, 2025
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$35.7	$17.8
Accounts Receivables, net, including other receivables of $9.9 million (March 31, 2025 – nil)	84.4	52.7
Due from LG Studios Business	—	81.6
Prepaid expenses and other	12.1	18.4
Total current assets	132.2	170.5
Programming content, net	993.8	1,096.3
Property and equipment, net	49.1	48.6
Intangible assets, net	690.9	816.0
Other assets	47.2	41.8
Total assets	$1,913.2	$2,173.2
LIABILITIES
Current portion of debt	$7.5	$—
Accounts payable	60.0	64.5
Programming related payables	255.2	101.8
Other accrued liabilities	49.1	64.5
Residuals	27.1	29.5
Programming related obligations	87.7	90.7
Deferred revenue	52.8	39.4
Due to LG Studios Business	—	232.1
Total current liabilities	539.4	622.5
Debt	605.8	699.9
Production loan	41.4	—
Other liabilities	72.7	75.9
Deferred tax liabilities	7.9	8.5
Total liabilities	1,267.2	1,406.8

EQUITY
Common stock, no par value, unlimited authorized, 16.7 shares issued (March 31, 2025 – nil)	735.1	—
Accumulated other comprehensive income	19.4	19.2
Parent net investment	—	747.2
Accumulated deficit	(108.5)	—
Total equity	646.0	766.4
Total liabilities and equity	$1,913.2	$2,173.2

STARZ ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(Amounts in millions)		(Amounts in millions)
	(unaudited)	(unaudited)		(unaudited)
Revenue
OTT revenue	$210.3	$239.0	$654.2	$705.6
Linear and other revenue	112.5	105.5	309.2	333.4
Total revenue	322.8	344.5	963.4	1,039.0
Operating expenses:
Programming amortization	132.0	190.4	451.3	520.4
Other operating	42.0	37.3	117.3	116.4
Advertising and marketing	65.0	72.7	206.8	231.0
General and administrative	31.8	23.5	89.7	76.4
Depreciation and amortization	47.3	39.4	143.9	122.2
Restructuring and other	9.4	2.4	20.8	0.6
Total expenses	327.5	365.7	1,029.8	1,067.0
Operating loss	(4.7)	(21.2)	(66.4)	(28.0)
Interest expense	(14.2)	(11.6)	(43.2)	(34.7)
Interest and other income	—	1.2	0.2	3.1
Other expense	(1.8)	(1.7)	(6.1)	(5.4)
Loss on extinguishment of debt	—	—	—	(4.9)
Loss from continuing operations	(20.7)	(33.2)	(115.5)	(69.9)
Income tax benefit (expense)	—	1.4	(0.3)	8.6
Net loss from continuing operations	(20.7)	(31.8)	(115.8)	(61.3)
Net income from discontinued operations, net of income taxes	—	—	—	3.1
Net loss	$(20.7)	$(31.8)	$(115.8)	$(58.2)

Per share information attributable to Starz Entertainment Corp. shareholders:

Basic and diluted net loss per common share - continuing operations	$(1.24)	$(1.90)	$(6.92)	$(3.67)
Basic and diluted net income per common share - discontinued operations	—	—	—	0.19
Basic and diluted net loss per common share	$(1.24)	$(1.90)	$(6.92)	$(3.48)

Weighted average number of common shares outstanding:
Basic	16.7	16.7	16.7	16.7
Diluted	16.7	16.7	16.7	16.7

STARZ ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(Amounts in millions)		(Amounts in millions)
	(unaudited)	(unaudited)		(unaudited)
Operating Activities:
Net loss	$(20.7)	$(31.8)	$(115.8)	$(58.2)
Less: net loss from discontinued operations, net of tax	—	—	—	3.1
Net loss from continuing operations, net of tax	(20.7)	(31.8)	(115.8)	(61.3)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	47.3	39.4	143.9	122.2
Programming amortization	132.0	189.3	451.3	520.4
Amortization of debt financing costs and other non-cash interest	1.3	1.2	3.3	2.6
Non-cash share-based compensation	3.5	4.1	14.8	13.7
Other amortization	2.3	2.0	6.3	5.6
Net content impairment (recoveries)	7.3	(6.5)	7.0	(11.2)
Loss on extinguishment of debt	—	—	—	4.9
Deferred income taxes	—	(1.6)	—	(2.7)
Changes in operating assets and liabilities:	—	—
Accounts receivable, net	(19.7)	4.1	(2.8)	(29.0)
Programming content additions(1)	(103.8)	(155.4)	(356.8)	(652.5)
Programming related payables	(58.9)	(7.1)	(113.8)	(18.1)
Other assets	(3.0)	1.2	3.0	2.5
Accounts payable and accrued liabilities	(17.8)	(14.5)	(34.4)	(36.6)
Residuals	(2.5)	(0.4)	(2.5)	(1.5)
Deferred revenue	11.3	5.0	14.4	5.9
Due to LG Studios Business	—	12.9	—	159.2
Net cash (used in) provided by operating activities – continuing operations	(21.4)	41.9	17.9	24.1
Net cash (used in) operating activities – discontinued operations	—	—	—	(6.6)
Net cash (used in) provided by operating activities	(21.4)	41.9	17.9	17.5
Investing activities:
New Lionsgate revolving credit facility – increases	—	356.2	151.8	179.5
New Lionsgate revolving credit facility – decreases	—	(409.8)	(70.2)	(313.5)
Capital expenditures	(4.5)	(4.1)	(16.6)	(13.7)
Deferred purchase price of receivables sold	0.6	—	1.8	—
Net cash (used in) provided by investing activities – continuing operations	(3.9)	(57.7)	66.8	(147.7)
Financing activities:
Distribution of Exchange Notes to New Lionsgate upon Separation	(8.2)	—	(389.9)	—
Debt – borrowings	102.2	139.0	497.0	320.5
Debt – repurchases and repayments	(94.0)	(139.0)	(197.0)	(355.5)
Debt issuance costs	(0.6)	(0.2)	(8.8)	(4.9)
Programming related obligations – borrowings	193.2	75.6	492.8	197.1
Programming related obligations – repayments	(168.6)	(67.7)	(455.3)	(121.5)
Parent net investment	—	3.5	(5.6)	68.9
Net cash provided by (used in) financing activities – continuing operations	24.0	11.2	(66.8)	104.6
Net cash provided by financing activities – discontinued operations	—	—	—	2.8
Net cash provided by (used in) financing activities	24.0	11.2	(66.8)	107.4
Net change in cash and cash equivalents	(1.3)	(4.6)	17.9	(22.8)
Cash and cash equivalents – beginning of period	37.0	18.8	17.8	37.0
Cash and cash equivalents – end of period	$35.7	$14.2	$35.7	$14.2

STARZ ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING LOSS TO ADJUSTED OIBDA

	Three Months Ended					Trailing Twelve Months
	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2025	2025	2025	2025	2025
	(Amounts in millions)
Operating loss	$(21.2)	$(142.3)	$(26.9)	$(34.8)	$(4.7)	$(208.7)
Depreciation and amortization	39.4	48.1	48.7	47.9	47.3	192.0
Restructuring and other(1)	2.4	183.4	6.4	5.0	9.4	204.2
Adjusted share-based compensation expense(2)	4.1	4.1	5.2	3.7	3.5	16.5
Adjusted OIBDA(3)	$24.7	$93.3	$33.4	$21.8	$55.5	$204.0

Starz Networks (U.S. and Canada)	$25.6	$92.0	$33.4	$21.8	$55.5	$202.7
International	(0.9)	1.3	—	—	—	1.3
Adjusted OIBDA	$24.7	$93.3	$33.4	$21.8	$55.5	$204.0
_______________
(1)Restructuring and other includes restructuring costs, certain transaction-related and other expenses, and unusual items, when applicable, as shown in the table below:

	Three Months Ended					Trailing Twelve Months
	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2025	2025	2025	2025	2025
	(Amounts in millions)
Restructuring and other:
Transaction and other costs(a)	$8.7	$15.5	$4.5	$4.8	$2.3	$27.1
Content impairments	(6.3)	167.7	(0.3)	—	7.1	174.5
Share-based compensation(b)	—	0.2	2.2	0.2	—	2.6
Total restructuring and other	$2.4	$183.4	$6.4	$5.0	$9.4	$204.2
_______________
(a)Transaction-related and other expenses in the quarter ended December 31, 2025 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities.
(b)This balance includes a modification of equity awards in connection with the Separation. In June 2025, the compensation committee of the Company approved a cash payment in lieu of share issuance for the restricted share units vesting during the quarter ended December 31, 2025.

STARZ ENTERTAINMENT CORP.
(2)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended					Trailing Twelve Months
	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2025	2025	2025	2025	2025
	(Amounts in millions)
Total share-based compensation expense	$4.1	$4.3	$7.4	$3.9	$3.5	$19.1
Less: Amount included in restructuring and other(a)	—	(0.2)	(2.2)	(0.2)	—	(2.6)
Adjusted share-based compensation expense	$4.1	$4.1	$5.2	$3.7	$3.5	$16.5
_______________
(a)Includes a modification of equity awards in connection with the Separation included in restructuring and other expenses. Refer to note (1)(b).
(3)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA which is reconciled to operating loss in the table above, the most directly comparable GAAP financial measure.

STARZ ENTERTAINMENT CORP.
SUBSCRIBER DATA
The number of period-end service subscribers is one measure which management uses to evaluate the performance of our business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include a rate per STARZ subscriber, and/or rates per basic video household as well as the number of direct-to-consumer subscribers on discounted multi-month payment plans. The following table sets forth, for the periods presented, subscriptions to our Starz Networks Services:

	As of
	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
United States
OTT Subscribers	11.77	12.30	12.18	12.29	12.66
Linear Subscribers	5.91	5.70	5.41	5.17	4.97
Total United States Subscribers	17.68	18.00	17.59	17.46	17.63

Canada
OTT Subscribers	0.80	0.74	0.68	0.68	—
Linear Subscribers	1.45	0.86	0.81	1.06	—
Total Canada Subscribers	2.25	1.60	1.49	1.74	—

Starz Networks
OTT Subscribers	12.57	13.04	12.86	12.97	12.66
Linear Subscribers	7.36	6.56	6.22	6.23	4.97
Total Starz Networks Subscribers	19.93	19.60	19.08	19.20	17.63

STARZ ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES
This earnings release presents the following important financial measure utilized by Starz Entertainment Corp. (the "Company," “Starz,” "we," "us" or "our") that is not a financial measure defined by U.S. generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.
Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), restructuring and other costs, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Depreciation and amortization as presented on our combined statement of operations.
•Adjusted share-based expense compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring costs, certain transaction-related and other expenses, and unusual items, when applicable.
•Goodwill impairment and intangible asset impairment, when applicable.
Adjusted OIBDA Leverage Ratios: Adjusted OIBDA Leverage Ratio is defined as Net Corporate Debt (represents total Corporate Debt, excluding Unamortized Debt Issuance Costs, minus Cash and Cash Equivalents), divided by Adjusted OIBDA for the trailing twelve-months.
Free Cash Flow: Free Cash Flow is defined as net cash provided by (used in) operating activities, less capital expenditures.
Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations before non-operating items and cash flows. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. In addition, the Adjusted OIBDA Leverage Ratio is an important metric as it provides insight into the Company’s capital structure and financial risk, helping assess the Company’s ability to meet its debt obligations and maintain financial flexibility. Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt and make strategic investments. The Company utilizes these measures, among others, to evaluate the performance of its business relative to its peers and the broader market.
These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.
A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with GAAP. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP.